Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The E. W. Scripps Company
Cincinnati, OH

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-27621, 333-89824, 333-125302, 333-27623, 333-40767, 333-120185, 333-151963, 333-167089) of The E. W. Scripps Company of our report dated August 28, 2014, relating to the combined financial statements of WKBW-TV and WMYD-TV, as of and for the year ended December 31, 2013, included in the Current Report of The E. W. Scripps Company on Form 8-K/A dated August 29, 2014.

/s/ BDO USA, LLP
Atlanta, GA
August 29, 2014